Exhibit 3.1

ARTICLES OF AMENDMENT OF THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
 OLIN CORPORATION
           The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:
1.        The name of the corporation is Olin Corporation (the “Corporation”).
2.            The amendment (the “Amendment”) adopted is as follows:
           The first sentence of Article FOURTH of the Corporation’s Amended and Restated Articles of Incorporation is deleted in its entirety and replaced with the following:
“The aggregate number of shares that the Corporation shall have authority to issue shall be 10,000,000 shares of Preferred Stock, par value $1 per share
(hereinafter called Preferred Stock), and 240,000,000 shares of Common Stock, par value $1 per share (hereinafter called Common Stock).”
3.            The Amendment was adopted by the Corporation’s Board of Directors on March 26, 2015.
4.            The Amendment was proposed by the Corporation’s Board of Directors and submitted to and approved by the Corporation’s shareholders on September 15, 2015, in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia. The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the Amendment was:
Designation	Number of Outstanding Shares	Number of Votes Entitled to be Cast
Common Stock, $1 par value per share	77,527,437	77,527,437

The total number of votes cast for and against the Amendment by each voting group entitled to vote separately on the Amendment was:
Voting Group	Votes “FOR”	Votes “AGAINST”
Common Stock, $1 par value per share	56,581,442	1,120,299

           The total number of votes cast for the Amendment by each voting group was sufficient for approval of the Amendment by the voting group.
5.            Pursuant to Section 13.1-606 of the Virginia Stock Corporation Act, this Amendment shall become effective at 6:00 a.m., Eastern Time, on October 1, 2015.
[Signature Page Follows]

           IN WITNESS WHEREOF, these Articles of Amendment are executed in the name of the Corporation as of this 28th day of September, 2015.
OLIN CORPORATION, a Virginia corporation

By:	/s/ John E. Fischer
	Name:	John E. Fischer
	Title:	President and Chief Operating Officer

SCC ID #: 0014903-9

[Signature Page to Articles of Amendment]